TRANSFER AGENCY AND SERVICE AGREEMENT

                                     between

                           THE PORTFOLIOS NAMED HEREIN
                                       and

                       STATE STREET BANK AND TRUST COMPANY





















JPM259A1



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                                TABLE OF CONTENTS

                                                                            Page

Article 1                  Terms of Appointment; Duties of the Bank            1
Article 2                  Fees and Expenses                                   3

Article 3                  Representations and Warranties of the Bank          4

Article 4                  Representations and Warranties of
                           the Portfolio(s)                                    5

Article 5                  Data Access and Proprietary Information             5

Article 6                  Indemnification                                     8

Article 7                  Standard of Care                                   11

Article 8                  Covenants of the Portfolios and the Bank           11

Article 9                  Termination of Agreement                           13

Article 10                 Additional Parties to Agreement                    14
Article 11                 Assignment                                         14

Article 12                 Amendment                                          15

Article 13                 Massachusetts Law to Apply                         15

Article 14                 Merger of Agreement                                15
Article 15                 Limitations of Liability of the Trustees
                           and the Investors                                  15

Article 16                 Counterparts                                       16

                      TRANSFER AGENCY AND SERVICE AGREEMENT


         AGREEMENT  made as of the 23rd day of  December,  1992,  by and between each of the New York trusts  executing  this  Agreement on the  signature  pages hereto or becoming a party to this  Agreement  subsequent  to the date hereof as provided  in Article 10 (each a  "Portfolio"),  and STATE  STREET BANK AND TRUST

COMPANY, a Massachusetts  trust company having its principal office and place of business at 225 Franklin Street, Boston, Massachusetts 02110 (the "Bank").

         WHEREAS,  each  Portfolio's  assets are  composed of money and property contributed thereto by the holders of interests in the Portfolio ("Interest(s)")

entitled to ownership rights in the Portfolio ("Investors");

         WHEREAS,  each  Portfolio  desires to appoint the Bank as its  transfer agent  and agent in  connection  with  certain  other  activities,  and the Bank desires to accept such appointment;

         WHEREAS,  additional Portfolios may become subject to this Agreement in accordance with Article 10; and

         NOW,  THEREFORE,  in  consideration  of  the  mutual  covenants  herein contained, the parties hereto agree as follows:

               Article 1 Terms of Appointment; Duties of the Bank

                  1.01  Subject  to the terms and  conditions  set forth in this

Agreement,  each  Portfolio  hereby employs and appoints the Bank to act as, and the Bank agrees to act, as its transfer agent for the authorized Interests.

                  1.02  The  Bank  agrees  that  it  will  perform the following services:

                  (a) In accordance  with  procedures  established  from time to time by agreement between the Portfolios and the Bank, the Bank shall:

                                     (i)  Receive  orders  for the  purchase  of

                           Interests   and   promptly    deliver   payment   and

                           appropriate documentation thereof to the custodian of

                           the applicable  Portfolio  authorized pursuant to the

                           Declaration   of   Trust   of  the   Portfolio   (the

                           "Custodian");

                                    (ii) Pursuant to purchase  orders, hold each

                           Interest in the  appropriate Investor account;

                                   (iii) Receive   requests  for  purchases  and

                           withdrawals and directions associated  therewith  and

                           deliver the appropriate documentation thereof to  the

                           Custodian;

                                    (iv) At the appropriate  time as and when it

                           receives  monies  paid  to it by the  Custodian  with

                           respect  to any  withdrawal,  pay over or cause to be

                           paid over in the  appropriate  manner  such monies as

                           instructed by the withdrawing Investor; and

                                     (v) Maintain  records  of  account  for and

                           advise the Portfolios  and their respective Investors

                           as to the foregoing; and

                                    (vi) Record the  Interest  of  each Investor

                           and maintain pursuant to SEC Rule 17Ad-lO(e) a record

                           of the

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                           total number and value of  Interests  which have been

                           established, based upon data provided to it by the applicable Portfolio.

                  (b) In addition to and neither in lieu nor in contravention of the services set forth in the above  paragraph  (a), the Bank shall  perform the

customary  services  of  a  transfer  agent,   including  but  not  limited  to:

maintaining  all Investor  accounts and  withholding  taxes,  as applicable,  on non-resident alien Investors.

                  (c)  Procedures  as to who  shall  provide  certain  of  these services in Article 1 may be established from time to time by agreement  between the Portfolios and the Bank per the attached  service  responsibility  schedule.

The  Bank  may at  times  perform  only a  portion  of  these  services  and the

Portfolios or their agents may perform these services on the Portfolios' behalf.

                          Article 2 Fees and Expenses

                  2.01 For  performance by the Bank pursuant to this  Agreement,

each  Portfolio  agrees to pay the Bank an annual  fee as agreed to from time to time by the Bank and the Portfolios.  Such fees and  out-of-pocket  expenses and advances  identified  under  Section 2.02 below may be changed from time to time subject to mutual written agreement between the Portfolios and the Bank.

                  2.02 In  addition  to the fee paid under  Section  2.01 above,

each  Portfolio  agrees  to  reimburse  the  Bank  for  out-of-pocket  expenses,

including but not limited to confirmation production, postage, forms, telephone,

microfilm, microfiche,
tabulating  information  statements and/or proxies,  records storage or advances incurred by the Bank. In addition,  any other  expenses  incurred by the Bank at the  request or with the  consent of a  Portfolio,  will be  reimbursed  by such

Portfolio.

                  2.03 Each  Portfolio  agrees to pay all fees and  reimbursable expenses  promptly  following  the  receipt of the  respective  billing  notice.

Procedures  applicable  to  advance  payment  by the  Portfolios  to the Bank of postage for mailing  information  statements  and/or proxies,  reports and other mailings to Investor  accounts may be established from time to time by agreement between the Portfolios and the Bank.

              Article 3 Representations and Warranties of the Bank

                  The Bank represents and warrants to each Portfolio that:

                  3.01 It is a trust company duly  organized and existing and in good standing under the laws of the Commonwealth of Massachusetts.

                  3.02 It  is  duly  qualified  to  carry on its business in the

Commonwealth of Massachusetts.

                  3.03 It is empowered under applicable laws and  by its Charter and By-Laws to enter into and perform this Agreement.

                  3.04 All requisite  corporate  proceedings  have been taken to authorize it to enter into and perform this Agreement.

                  3.05 It has and will  continue to have access to the necessary facilities,  equipment and personnel to perform its duties and obligations under this Agreement.

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          Article 4 Representations and Warranties of the Portfolio(s)

                  Each Portfolio represents and warrants to the Bank that:

                  4.01 It  is a common  law trust duly  organized  and  existing under the laws of the State of New York.


                  4.02  It  is  empowered  under  applicable  laws  and  by  its

Declaration of Trust and By-Laws to enter into and perform this Agreement.

                  4.03 All corporate proceedings required by said Declaration of

Trust and By-Laws have been taken to authorize it to enter into and perform this

Agreement.

                  4.04 It  is   an  open - end   management  investment  company

registered  under  the  Investment  Company  Act  of 1940, as amended (the "1940

Act").

               Article 5 Data Access and Proprietary Information

                  5.01 Each Portfolio acknowledges that the data bases, computer programs,  screen format,  report formats,  interactive design  techniques,  and documentation manuals (collectively, "Proprietary Information") furnished to the

Portfolio  by the Bank as part of the  Portfolio's  ability  to  access  certain

Portfolio-related  data ("Customer  Data")  maintained by the Bank on data bases under the control and  ownership of the Bank or other third party ("Data  Access

Services")   constitute   copyrighted,   trade  secret,   or  other  proprietary

information of substantial  value to the Bank or other third party.  In no event shall Proprietary  Information be deemed Customer Data. Each Portfolio agrees to treat all Proprietary Information as proprietary to the Bank and further

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agrees that it shall not divulge any  Proprietary  Information  to any person or

organization  except  as  may  be  provided  hereunder.   Without  limiting  the

foregoing, each Portfolio agrees for itself and its employees and agents:

                                     (a) to access  Customer  Data  solely  from

                           locations as may be designated in writing by the Bank

                           and solely in accordance  with the Bank's  applicable

                           user documentation;

                                     (b) to refrain from copying or  duplicating

                           in any way the  Proprietary Information;

                                     (c) to refrain from obtaining  unauthorized

                           access to any portion of the Proprietary Information,

                           and if such  access  is  inadvertently  obtained,  to

                           inform in a timely manner of such fact and dispose of

                           such   information  in  accordance  with  the  Bank's
                           instructions;
                                     (d) to refrain  from  causing  or  allowing

                           third-party   data  required   hereunder  from  being

                           retransmitted to any other computer facility or other

                           location,  except with the prior  written  consent of

                           the Bank;
                                     (e) that the Portfolio  shall  have  access

                           only  to  those   authorized transactions agreed upon

                           by the parties;
                                     (f)   to   honor   all  reasonable  written

                           requests made by the Bank to protect  at  the  Bank's

                           expense   the  rights  of  the  Bank  in  Proprietary

                           Information at

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                           common  law,  under  federal  copyright law and under

                           other federal or state law.

                  Each  party  shall  take  reasonable  efforts  to  advise  its employees of their  obligations  pursuant to this Article 5.  The obligations of this Article shall survive any earlier termination of this Agreement.

                  5.02 If a  Portfolio  notifies  the  Bank that any of the Data

Access  Services  do  not  operate in material compliance with the most recently issued user documentation for such services, the Bank shall use its best efforts to promptly correct such failure.  Organizations  from which the Bank may obtain certain data included in the Data Access Services are solely responsible for the contents of  such  data  and each Portfolio  agrees to make no claim against the

Bank arising out of the contents of  such third-party data,  including,  but not limited to, the accuracy thereof. DATA ACCESS SERVICES AND ALL COMPUTER PROGRAMS

AND SOFTWARE  SPECIFICATIONS USED IN CONNECTION  THEREWITH ARE PROVIDED ON AN AS

IS, AS AVAILABLE  BASIS. THE BANK EXPRESSLY   DISCLAIMS  ALL  WARRANTIES  EXCEPT

THOSE  EXPRESSLY  STATED  HEREIN  INCLUDING,  BUT  NOT  LIMITED  TO, THE IMPLIED

WARRANTIES OF  MERCHANTABILITY  AND FITNESS FOR A PARTICULAR PURPOSE.

                  5.03 If the transactions  available to the Portfolios  include the ability to  originate  electronic  instructions  to the Bank in order to (i)

effect the transfer or movement of cash or (ii) transmit Investor information or

other  information  (such   transactions  are  known  as  "Customer   Originated

Electronic  Financial  Instructions"  or  "COEFI"),  then in such event the Bank shall be
entitled  to rely on the validity and  authenticity of such instruction  without undertaking any  further inquiry as  long  as such  instruction is undertaken in conformity with security  procedures  established by the Bank from time to time.

                           Article 6 Indemnification

                  6.01 The Bank shall not be responsible for, and each Portfolio shall indemnify and hold the Bank harmless from and against, any and all losses,

damages,  costs,  charges,  reasonable  counsel  fees,  payments,  expenses  and liability arising out of or attributable to any claim, demand, action or suit in connection with:

                  (a) All  actions  of the Bank or its  agent or  subcontractors required to be taken pursuant to this Agreement,  provided that such actions are taken in good faith and without negligence or willful misconduct.

                  (b) The Portfolio's lack of good faith,  negligence or willful misconduct  which arise out of the breach of any  representation  or warranty of the Portfolio hereunder.

                  (c)  The  reliance  on or use by the  Bank  or its  agents  or subcontractors  of  information,  records,  documents or services  which (i) are received  by the  Bank or its  agents  or  subcontractors,  and (ii)  have  been prepared,  maintained  or performed by the Portfolio or any other person or firm on behalf of the Portfolio.

                  (d) The reliance  on, or the  carrying  out by the Bank or its agents or  subcontractors  of any instructions or requests of the Portfolio.

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                  (e) The  offer  or  sale  of  Interests  in  violation  of any requirement  under the federal  securities laws or regulations or the securities laws or regulations of any state that such Interests be registered in such state or in  violation  of any stop  order or other  determination  or  ruling  by any federal  agency or any state  with  respect  to the offer of  Interests  in such state.

                  6.02 The Bank shall indemnify and hold each Portfolio harmless from and against any and all losses, damages, costs, charges, reasonable counsel fees,  payments,  expenses and liability  arising out of or  attributable to any action or failure or  omission to act by the Bank as a result of the Bank's lack of good faith, negligence or willful misconduct.

                  6.03 At any  time  the Bank  may  apply  to any  officer  of a

Portfolio for  instructions,  and may consult with legal counsel with respect to any matter  arising in connection  with the services to be performed by the Bank under this Agreement, and the Bank and its agents or subcontractors shall not be liable and shall be indemnified by the applicable Portfolio for any action taken or omitted by it in reliance upon such  instructions or upon the opinion of such counsel.  The  Bank,  its  agents  and  subcontractors  shall be  protected  and indemnified in acting upon any paper or document  furnished by or on behalf of a

Portfolio,  reasonably  believed  to be genuine  and to have been  signed by the proper person or persons, or upon any instruction, information, data, records or documents  provided the Bank or its agents or subcontractors by machine readable input, telex, CRT data entry or other similar means authorized by the Portfolio, and shall not be held to have notice of any change of authority of any person,  until receipt of written notice thereof from the Portfolio.  The Bank, its agents and subcontractors  shall also be protected and indemnified in recognizing stock certificates which are reasonably  believed to  bear  the  proper  manual  or  facsimile  signatures  of the  officers  of a

Portfolio,  and the  proper  countersignature  of any former  transfer  agent or former registrar, or of a co-transfer agent or co-registrar.

                  6.04 In the  event  either  party is  unable  to  perform  its obligations  under the terms of this Agreement  because of acts of God, strikes,

equipment or transmission  failure or damage reasonably  beyond its control,  or other causes reasonably  beyond its control,  such party shall not be liable for damages to the other for any damages  resulting  from such failure to perform or otherwise from such causes, provided that the Bank shall use its best efforts to minimize the likelihood of all damage, loss of data, delays and errors resulting from  uncontrollable  events, and if such damage, loss of data, delays or errors occur,  the Bank shall use its best  efforts  to  mitigate  the  effects of such occurrence.

                  6.05 Neither  party to this  Agreement  shall be liable to the other party for  consequential  damages under any provision of this Agreement or for  any  consequential  damages  arising  out of  any  act  or  failure  to act hereunder.

                  6.06 In order that the indemnification provisions contained in this Article 6 shall apply, upon the assertion of a claim for which either party may be required to indemnify the other, the party seeking  indemnification shall promptly  notify  the other  party of such  assertion,  and shall keep the other party advised with respect to all developments  concerning such claim. The party who may be required to indemnify  shall have the option to participate  with the party seeking  indemnification  in the defense of such claim.  The party seeking indemnification shall in no case confess any claim or make any compromise in any case in which the other party may be required  to  indemnify  it except with the other party's prior written consent.

                           Article 7 Standard of Care

                  7.01 The Bank  shall at all times act in good faith and agrees to use its best efforts within  reasonable  limits to insure the accuracy of all services performed under this Agreement, but assumes no responsibility and shall not be liable for loss or damage due to errors  unless said errors are caused by its  negligence,  bad faith,  or willful  misconduct  or that of its  employees.

               Article 8 Covenants of the Portfolios and the Bank

                  8.01 Each of the Portfolios shall promptly furnish to the Bank the following:

                  (a) A certified copy of the resolution of the Trustees  of the

Portfolio authorizing the appointment of the Bank and the execution and delivery of this Agreement.


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

                  (b) A copy of the Declaration of Trust and By-Laws of the Portfolio and all amendments thereto.

                  8.02  The  Bank  hereby  agrees  to   establish  and  maintain

facilities  and  procedures  reasonably  acceptable  to the Portfolios for safe-

keeping of stock certificates,  check forms and facsimile  signature  imprinting devices,  if  any,  and  for the preparation or use, and for keeping account of,

such  certificates,  forms  and  devices.  The  forms  and documents  used for a

Portfolio or its Investors  shall be acceptable to the Portfolio.

                  8.03 The Bank shall keep  records  relating to the services to be performed  hereunder,  in the form and manner as it may deem advisable and as may be  reasonably  acceptable  to the  Portfolios.  To the extent  required  by

Section 31 of the 1940 Act and the Rules  thereunder,  the Bank  agrees that all such records  prepared or  maintained by the Bank relating to the services to be performed by the Bank  hereunder are the property of the  Portfolios and will be preserved,  maintained  and made  available in accordance  with such Section and

Rules,  and will be surrendered  promptly to each Portfolio on and in accordance with its request.

                  8.04  The  Bank  and the  Portfolios  agree  that  all  books,

records,  information  and data  pertaining  to the  business of the other party which are exchanged or received  pursuant to the negotiation or the carrying out of this  Agreement  shall  remain  confidential,  and shall  not be  voluntarily disclosed to any other person, except as may be required by law. Notice shall be given to the other party a reasonable time in advance of any such disclosure. In addition, in the case of any request or demand for the inspection of the  Investor  records of a  Portfolio,  the Bank will  notify the  Portfolio promptly of receipt of such request or demand and request  instructions  from an authorized  officer of the Portfolio as to such  inspection.  The Portfolio will within two business days furnish  instructions  to the Bank.  Pending receipt of such  instructions,  the Bank will not disclose such  Investor  records and upon receipt  the Bank will  abide by such  instructions.  Notwithstanding  any other provision of this Agreement,  in the event that (a) the Portfolio  instructs the

Bank not to  disclose  such  Investor  records  and the Bank has  furnished  the

Portfolio  with an opinion of counsel  that the Bank may be held  liable for the failure to disclose such Investor records, the Portfolio will indemnify the Bank for any such liability,  or (b) the Bank discloses such Investor records without proper  instructions  from the Portfolio,  the Bank shall indemnify and hold the

Portfolio harmless from and against any and all losses, damages, costs, charges,

reasonable  counsel fees,  payments,  expenses and  liability  arising out of or attributable to such disclosure. The provision of Section 6.06 shall govern such indemnification.

                       Article 9 Termination of Agreement

                  9.01 This Agreement may be terminated by either party upon one hundred twenty (120) days written notice to the other.

                  9.02 Should  a  Portfolio  exercise  its  right  to terminate,

all out-of-pocket expenses  associated with the movement of records and material will be borne by the Portfolio. Additionally, the

Bank reserves the right to charge for any other reasonable  expenses  associated with such termination.

                   Article 10 Additional Parties to Agreement

                  10.01  In  the  event  that  the  Board  of  Trustees  of  the

Portfolio(s)  organizes  one or more separate New York trusts in addition to the

Portfolio  executing  this Agreement on the date hereof with respect to which it desires to have the Bank render services as transfer agent under the terms hereof, the Bank shall be so notified in writing by the officers of such trust,

and if the Bank  agrees in writing to provide  such  services,  such trust shall become a party to this Agreement and shall be referred to as a Portfolio hereunder.

                             Article 11 Assignment

                  11.01 Except as provided in Section 11.03 below,  neither this

Agreement  nor any rights or  obligations  hereunder  may be  assigned by either party without the written consent of the other party.

                  11.02  This  Agreement  shall  inure to the  benefit of and be binding upon the parties and their respective permitted successors and assigns.

                  11.03 The Bank may, without further consent on the part of any

Portfolio, subcontract for the performance hereof with (i) Boston Financial Data

Services, Inc., a Massachusetts corporation ("BFDS") which is duly registered as a transfer agent pursuant to Section 17A(c)(1) of the Securities Exchange Act of

1934, as amended ("Section 17A(c)(1)"), (ii) a BFDS subsidiary duly registered as a transfer agent pursuant to Section 17A(c)(1) or (iii) a BFDS affiliate;  provided,  however,  that the Bank shall be as fully  responsible to the Portfolio for the acts and omissions of any  subcontractor  as it is for its own acts and omissions.

                              Article 12 Amendment

                  12.01 This  Agreement  may be amended or modified by a written agreement executed by both parties and authorized or approved by a resolution of the Trustees of the Portfolio(s).

                     Article 13 Massachusetts Law to Apply

                  13.01 This  Agreement shall  be  construed and the  provisions thereof  interpreted  under and in  accordance with the laws of the Commonwealth of Massachusetts.

                         Article 14 Merger of Agreement

                  14.01 This Agreement  constitutes the entire agreement between the  parties  hereto and  supersedes  any prior  agreement  with  respect to the subject matter hereof whether oral or written.

     Article 15 Limitations of Liability of the Trustees and the Investors

                  15.01 A copy of the  Declaration of Trust of each Portfolio is on file at the principal business address of the Portfolio, and notice is hereby given  that  this  instrument  is  executed  on behalf  of the  Trustees  of the

Portfolio(s) as Trustees and not  individually  and that the obligations of this instrument  are not binding upon any of the  Trustees or Investors  individually but are binding only upon the assets and property of the Portfolio(s).

                            Article 16 Counterparts

                  16.01 This  Agreement may be executed by the parties hereto on any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                  IN WITNESS  WHEREOF,  the  parties  hereto  have  caused  this

Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

THE TREASURY MONEY MARKET PORTFOLIO

BY: /s/ James B. Craver
    Secretary and Treasurer

STATE STREET BANK AND TRUST COMPANY

BY: /s/ Ronald E. Logue
    Executive Vice President

                       STATE STREET BANK AND TRUST COMPANY
                            SERVICE RESPONSIBILITIES*

                                                     Responsibility
Service Performed                                    Bank      Portfolio

1.  Receives orders for the purchase of Interests.                 X

2.  Hold Interests in Investor Accounts.               X

3.  Receive requests for withdrawals.                              X
4.  Effect transactions 1-3 above directly
    with broker-dealers.                               N/A

5.  Pay over monies to withdrawing investors.          X

6.  Effect transfers of Interests.                     N/A

7.  Prepare and transmit distributions.                N/A

8.  Issue Replacement Certificates.                    N/A


9.  Reporting of abandoned property.                   N/A

10. Maintain records of account.                       X

11. Maintain  and keep a current  and accurate
    control  book for each issue of securities.        X

12. Mail information statements and/or proxies.                    X

13. Mail Investor reports.                                         X

14. Mail offering documents to prospective Investors.              X

15. Withhold taxes on non-resident alien accounts.     X

16. Prepare and file U.S. Treasury Department forms.               X

17. Prepare  and mail  account  and  confirmation
    statements  for Investors.                         X

                                                     Responsibility
Service Performed                                    Bank      Portfolio

18. Provide Investor account information.                          X


19. Blue sky reporting.                                            X

* Such services are more fully described in Article 1.02 (a), (b) and (c) of the Agreement.

THE TREASURY MONEY MARKET PORTFOLIO



BY:  /s/ James B. Craver
     James B. Craver
     Secretary and Treasurer

STATE STREET BANK AND TRUST COMPANY



BY:  /s/ Ronald E. Logue
         Executive Vice President

























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

                       The Treasury Money Market Portfolio
                      The Tax Exempt Money Market Portfolio
                          The Tax Exempt Bond Portfolio
                               6 St. James Avenue
                           Boston, Massachusetts 02116
                                 (617) 423-0800

                           The Money Market Portfolio
                         The U.S. Fixed Income Portfolio
                       The Selected U.S. Equity Portfolio
                        The U.S. Small Company Portfolio
                          The Non-U.S. Equity Portfolio
                          The Short Term Bond Portfolio
                            The U.S. Stock Portfolio
                            The Diversified Portfolio
                            P.O. Box 268, George Town
                        Grand Cayman, Cayman Islands, BWI
                                 (809) 945-1824

February 1, 1993



State Street Bank and Trust Company
1776 Heritage Drive
North Quincy, MA 0[2]171

Ladies and Gentlemen:

Re:  Transfer Agency and Service Agreement

This is to advise you that the Board of Trustees of The Treasury Money Market Portfolio has organized the following ten additional New York trusts:

The Money Market Portfolio                  The Selected U.S. Equity Portfolio
The Tax Exempt Money Market Portfolio       The U.S. Stock Portfolio
The Short Term Bond Portfolio               The U.S. Small Company Portfolio
The U.S. Fixed Income Portfolio             The Non-U.S. Equity Portfolio
The Tax Exempt Bond Portfolio               The Diversified Portfolio

In accordance with Article 10 (Additional Parties to Agreement) of the Transfer Agency and Service Agreement dated December 23, 1992 between The Treasury Money Market Portfolio and State Street Bank and Trust Company, each of the ten Portfolios hereby requests that you act as Transfer Agent of the Portfolio under the terms of the agreement.

Please indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Portfolios and retaining one copy for your records.

Very truly yours,

THE TREASURY MONEY MARKET PORTFOLIO
THE MONEY MARKET PORTFOLIO
THE TAX EXEMPT MONEY MARKET PORTFOLIO
THE SHORT TERM BOND PORTFOLIO
THE U.S. FIXED INCOME PORTFOLIO
THE TAX EXEMPT BOND PORTFOLIO
THE SELECTED U.S. EQUITY PORTFOLIO
THE U.S. STOCK PORTFOLIO
THE U.S. SMALL COMPANY PORTFOLIO
THE NON-U.S. EQUITY PORTFOLIO
THE DIVERSIFIED PORTFOLIO



By /s/ Cheri J. Baumann
   Assistant Treasurer

State Street Bank and Trust Company
February 1, 1993
Page 2


Agreed to this 2nd day of February,
1993

STATE STREET BANK AND TRUST COMPANY



By /s/ Ronald E. Logue
   Executive Vice President

                       The Treasury Money Market Portfolio
                      The Tax Exempt Money Market Portfolio
                          The Tax Exempt Bond Portfolio
                               6 St. James Avenue
                           Boston, Massachusetts 02116
                                 (617) 423-0800

                           The Money Market Portfolio
                         The U.S. Fixed Income Portfolio
                       The Selected U.S. Equity Portfolio
                        The U.S. Small Company Portfolio
                          The Non-U.S. Equity Portfolio
                          The Short Term Bond Portfolio
                            The U.S. Stock Portfolio
                            The Diversified Portfolio
                      The Emerging Markets Equity Portfolio
                       The Non-U.S. Fixed Income Portfolio
                            P.O. Box 268, George Town
                        Grand Cayman, Cayman Islands, BWI
                                 (809) 945-1824

September 27, 1993



State Street Bank and Trust Company
1776 Heritage Drive
North Quincy, MA 0[2]171

Ladies and Gentlemen:

Re:  Transfer Agency and Service Agreement

This is to advise you that the Board of Trustees of The Treasury Money Market Portfolio has organized the following two additional New York trusts:

The Emerging Markets Equity Portfolio       The Non-U.S. Fixed Income Portfolio

In accordance with Article 10 (Additional Parties to Agreement) of the Transfer Agency and Service Agreement dated December 23, 1992 between The Treasury Money Market Portfolio and State Street Bank and Trust Company as amended, each of the two Portfolios hereby requests that you act as Transfer Agent of the Portfolio under the terms of the agreement.

Please indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Portfolios and retaining one copy for your records.

Very truly yours,

THE TREASURY MONEY MARKET PORTFOLIO
THE MONEY MARKET PORTFOLIO
THE TAX EXEMPT MONEY MARKET PORTFOLIO
THE SHORT TERM BOND PORTFOLIO
THE U.S. FIXED INCOME PORTFOLIO
THE TAX EXEMPT BOND PORTFOLIO
THE SELECTED U.S. EQUITY PORTFOLIO
THE U.S. STOCK PORTFOLIO
THE U.S. SMALL COMPANY PORTFOLIO
THE NON-U.S. EQUITY PORTFOLIO
THE DIVERSIFIED PORTFOLIO
THE EMERGING MARKETS EQUITY PORTFOLIO
THE NON-U.S. FIXED INCOME PORTFOLIO



By /s/ Cheri J. Baumann
   Assistant Treasurer

State Street Bank and Trust Company
September 27, 1993
Page 2


Agreed to this 27th day of September,
1993

STATE STREET BANK AND TRUST COMPANY



By /s/ Ronald E. Logue
   Executive Vice President

                       The Treasury Money Market Portfolio
                      The Tax Exempt Money Market Portfolio
                          The Tax Exempt Bond Portfolio
                    The New York Total Return Bond Portfolio
                               6 St. James Avenue
                           Boston, Massachusetts 02116
                                 (617) 423-0800

                           The Money Market Portfolio
                         The U.S. Fixed Income Portfolio
                       The Selected U.S. Equity Portfolio
                        The U.S. Small Company Portfolio
                          The Non-U.S. Equity Portfolio
                          The Short Term Bond Portfolio
                            The U.S. Stock Portfolio
                            The Diversified Portfolio
                      The Emerging Markets Equity Portfolio
                       The Non-U.S. Fixed Income Portfolio
                            P.O. Box 268, George Town
                        Grand Cayman, Cayman Islands, BWI
                                 (809) 945-1824

March 10, 1994



State Street Bank and Trust Company
1776 Heritage Drive
North Quincy, MA 02171

Ladies and Gentlemen:

Re:  Transfer Agency and Service Agreement

This is to advise you that the Board of Trustees [of] has organized the following additional New York trust: The New York Total Return Bond Portfolio (the "Trust").

In accordance with Article 10 (Additional Parties to Agreement) of the Transfer Agency and Service Agreement dated December 23, 1992 as amended between the other Portfolios referenced above and State Street Bank and Trust Company, the Trust hereby requests that you act as its Transfer Agent under the terms of the agreement.

Please indicate your acceptance of the foregoing by executing the four originals of this letter agreement, returning two the Portfolios and the Trust and retaining two for your records.

Very truly yours,

THE TREASURY MONEY MARKET PORTFOLIO
THE MONEY MARKET PORTFOLIO
THE TAX EXEMPT MONEY MARKET PORTFOLIO
THE SHORT TERM BOND PORTFOLIO
THE U.S. FIXED INCOME PORTFOLIO
THE TAX EXEMPT BOND PORTFOLIO
THE SELECTED U.S. EQUITY PORTFOLIO
THE U.S. STOCK PORTFOLIO
THE U.S. SMALL COMPANY PORTFOLIO
THE NON-U.S. EQUITY PORTFOLIO
THE DIVERSIFIED PORTFOLIO
THE EMERGING MARKETS EQUITY PORTFOLIO
THE NON-U.S. FIXED INCOME PORTFOLIO
THE NEW YORK TOTAL RETURN BOND PORTFOLIO



By /s/ Laura R. Young
   Assistant Treasurer

State Street Bank and Trust Company
March 10, 1994
Page 2


Agreed to this 10th day of March,
1994

STATE STREET BANK AND TRUST COMPANY



By /s/ Ronald E. Logue
   Executive Vice President

                       The Treasury Money Market Portfolio
                      The Tax Exempt Money Market Portfolio
                          The Tax Exempt Bond Portfolio
                    The New York Total Return Bond Portfolio
                               6 St. James Avenue
                           Boston, Massachusetts 02116
                                 (617) 423-0800

                           The Money Market Portfolio
                         The U.S. Fixed Income Portfolio
                       The Selected U.S. Equity Portfolio
                        The U.S. Small Company Portfolio
                          The Non-U.S. Equity Portfolio
                          The Short Term Bond Portfolio
                            The U.S. Stock Portfolio
                            The Diversified Portfolio
                      The Emerging Markets Equity Portfolio
                       The Non-U.S. Fixed Income Portfolio
                              The Series Portfolio
                            P.O. Box 268, George Town
                        Grand Cayman, Cayman Islands, BWI
                                 (809) 945-1824
July 8, 1994


State Street Bank and Trust Company
1776 Heritage Drive
North Quincy, MA 02171

Ladies and Gentlemen:

Re:  Transfer Agency and Service Agreement
This is to advise you that the Board of Trustees has organized the following additional New York trust: The Series Portfolio (the "Trust") (the Trust is comprised initially of three separate and distinct investment portfolios--The Asia Growth Portfolio, The European Equity Portfolio and The Japan Equity Portfolio (each a "Series")).

In accordance with Article 10 (Additional Parties to Agreement) of the Transfer Agency and Service Agreement dated December 23, 1992 as amended between the other Portfolios referenced above and State Street Bank and Trust Company, the Trust hereby requests that you act as Transfer Agent for each Series under the terms of the agreement.

Please indicate your acceptance of the foregoing by executing the four originals of this letter agreement, returning two the Portfolios and the Trust and retaining two for your records.

Very truly yours,

THE TREASURY MONEY MARKET PORTFOLIO
THE MONEY MARKET PORTFOLIO
THE TAX EXEMPT MONEY MARKET PORTFOLIO
THE SHORT TERM BOND PORTFOLIO
THE U.S. FIXED INCOME PORTFOLIO
THE TAX EXEMPT BOND PORTFOLIO
THE SELECTED U.S. EQUITY PORTFOLIO
THE U.S. STOCK PORTFOLIO
THE U.S. SMALL COMPANY PORTFOLIO
THE NON-U.S. EQUITY PORTFOLIO
THE DIVERSIFIED PORTFOLIO
THE EMERGING MARKETS EQUITY PORTFOLIO
THE NON-U.S. FIXED INCOME PORTFOLIO
THE NEW YORK TOTAL RETURN BOND PORTFOLIO
THE SERIES PORTFOLIO


By /s/ Laura R. Young
   Assistant Treasurer

State Street Bank and Trust Company
July 8, 1994
Page 2


Agreed to this 8th day of July,
1994

STATE STREET BANK AND TRUST COMPANY



By /s/ Ronald E. Logue
   Executive Vice President